Exhibit 4.13

TWELFTH SUPPLEMENTAL INDENTURE
dated as of November 21, 2012
among
Kennedy-Wilson, Inc.,
The Guarantors Party Hereto
and
Wilmington Trust, National Association
as Trustee
_________________________
8.750% Senior Notes due 2019

THIS TWELFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of November 21, 2012, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), KWF Investors VII, LLC, a Delaware limited liability company (“KWF Investors VII”), KWF Manager VII, LLC, a Delaware limited liability company (“KWF Manager VII”), KW Residential Capital, LLC, a Delaware limited liability company (“KW Residential Capital”), KW Boise Plaza, LLC, a Delaware limited liability company (“KW Boise”), KW Loan Partners VIII, LLC, a Delaware limited liability company (“KW Loan Partners VIII”), KW UR Investment 1, LLC, a Delaware limited liability company (“KW UR 1”), KW UR Investment 2, LLC, a Delaware limited liability company (“KW UR 2”), Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership (“Kennedy Wilson Property Services Partnership”), Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company (“Kennedy Wilson Property Services General Partner”), KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company (“KW Third Pacific”), KW EU Loan Partners II, LLC, a Delaware limited liability company (“KW EU Loan Partners II”), KWF Investors VIII, LLC, a Delaware limited liability company (“KWF Investors VIII”), KWF Manager VIII, LLC, a Delaware limited liability company (“KWF Manager VIII”), KW HP 11, LLC, a Delaware limited liability company (“KW HP 11”), KW 1200 Main LLC, a Delaware limited liability company (“KW 1200 Main”), KW Harrington LLC, a Delaware limited liability company (“KW Harrington”), KW 5200 Lankershim Manager, LLC, a Delaware limited liability company (“KW Lankershim Manager and together with KWF Investors VII, KWF Manager VII, KW Residential Capital, KW Boise, KW Loan Partners VIII, KW UR 1, KW UR 2, Kennedy Wilson Property Services Partnership, Kennedy Wilson Property Services General Partner, KW Third Pacific, KW EU Loan Partners II, KWF Investors VIII, KWF Manager VIII, KW HP 11, KW 1200 Main, KW Harrington, each an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and Wilmington Trust FSB entered into the Indenture, dated as of April 5, 2011 (the “Indenture”), relating to the Company's 8.750% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Indenture;
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created domestic Restricted Subsidiaries, other than Non-Material Subsidiaries and other than any Restricted Subsidiary prohibited from providing a Guarantee by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any Co-investment Vehicle or any separate account or investment program managed, operated or sponsored by an Investment Subsidiary, to provide Guaranties.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.
Section 3.This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc., as Company

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Chief Administrative Officer

KWF Investors VII, LLC
KWF Manager VII, LLC
KW Residential Capital, LLC
KW Boise Plaza, LLC
KW Loan Partners VIII, LLC
KW UR Investments 1, LLC
KW UR Investments 2, LLC
Kennedy Wilson Property Services IV, L.P.
Kennedy Wilson Property Services IV GP, LLC
KW/CV Third-Pacific Manager, LLC
KW EU Loan Partners II, LLC
KWF Investors VIII, LLC
KWF Manager VIII, LLC
KW HP 11, LLC
KW 1200 Main, LLC
KW Harrington, LLC
KW 5200 Lankershim Manager, LLC

By:	/s/ BARRY S. SCHLESINGER
Name:	Barry S. Schlesinger
Title:	Vice President

Wilmington Trust, National Association as Trustee

By:	/s/ JANE SCHWEIGER
	Name:	Jane Schweiger
	Title:	Vice President

[Supplemental Indenture Signature Page]